UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2009

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

2009 Compensation Programs

On February 6, 2009, the Compensation Committee of our Board of Directors approved compensation actions for certain of our "named executive officers" (as defined in Item 402(a)(3) of Regulation S-K). In addition, our independent directors approved certain compensation actions for Gregory T. Swienton, our Chairman and Chief Executive Officer.

2009 Cash Incentive Awards (Annual Bonus). The Compensation Committee and the independent directors approved the terms and conditions of the 2009 annual cash incentive awards (annual bonus) granted to our CEO and the other named executive officers under the Ryder System, Inc. 2005 Equity Compensation Plan (Plan). Each award provides for the payment of a target bonus amount (expressed as a percentage of the executive’s base salary) based on the achievement of certain levels of earnings per share. For 2009, the target bonus percentage approved for our CEO was 120% of base salary and the target bonus percentage approved with respect to our other named executive officers was 75% of base salary, which is unchanged from the target opportunity in effect for the 2008 annual cash incentive awards.

2009 Long-Term Incentive Awards. The Compensation Committee and the independent directors also approved the 2009 long-term incentive awards for our CEO and named executive officers issued under the Plan. The long-term incentive value approved for the CEO and each named executive officer is awarded 45% in stock options, 35% in performance-based restricted stock rights and 20% in performance-based cash awards.

The stock options vest in three equal annual installments and expire seven years from the grant date.

The performance-based restricted stock rights (PBRSRs) will vest based on our total shareholder return (generally the change in our stock price over the performance period plus dividends paid) relative to the total shareholder return of the S&P 500 companies for the three-year performance period ending on December 31, 2011. The performance-based restricted cash awards (PBCA) will vest based on our total shareholder return (generally the change in our stock price over the performance period plus dividends paid) relative to the total shareholder return of the 33rd percentile of the S&P 500 companies for the three-year performance period ending on December 31, 2011. Total shareholder return for both the PBRSRs and PBCA will be measured by averaging the absolute difference in cumulative Total Shareholder Return for each month of the 36 month performance period over the number of periods measured.

The terms and conditions of the 2009 annual incentive cash awards, performance-based restricted stock rights and performance-based cash awards are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Compliance with Internal Revenue Code Section 409A

Except as otherwise indicated, effective January 1, 2009, we amended and restated the following compensation plans and agreements with our named executive officers. The changes are designed to make the plans and agreements comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and generally affect the timing, but not the amount of compensation paid to the named executive officers under specified circumstances.

• The Ryder System, Inc. Executive Severance Plan
• Severance Agreement for our CEO
• Individual Severance Agreements for our other named executive officers
• The Ryder System, Inc. Deferred Compensation Plan
• The Ryder System Benefit Restoration Plan

The revised plan documents and form agreements are attached as exhibits 10.4 through 10.8 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit 10.1: Terms and Conditions applicable to the 2009 Annual Incentive Cash Awards granted under the Ryder System, Inc. 2005 Equity Compensation Plan.

Exhibit 10.2: Terms and Conditions applicable to the 2009 Performance-Based Restricted Stock Rights granted under the Ryder System, Inc. 2005 Equity Compensation Plan.

Exhibit 10.3: Terms and Conditions applicable to the 2009 Performance-Based Cash Awards granted under the Ryder System, Inc. 2005 Equity Compensation Plan.

Exhibit 10.4: The Ryder System, Inc. Executive Severance Plan, amended and restated effective as of January 1, 2009.

Exhibit 10.5: Amended and Restated Severance Agreement for Gregory T. Swienton, our Chairman and Chief Executive Officer, effective as of December 19, 2008.

Exhibit 10.6: Form of Amended and Restated Severance Agreement for our executive officers, effective as of December 19, 2008.

Exhibit 10.7: The Ryder System, Inc. Deferred Compensation Plan, as amended and restated as of January 1, 2009.

Exhibit 10.8: The Ryder System Benefit Restoration Plan, effective January 2, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

February 11, 2009	By:	/s/ Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Terms and Conditions applicable to the 2009 Annual Incentive Cash Awards granted under the Ryder System, Inc. 2005 Equity Compensation Plan.
10.2	Terms and Conditions applicable to the 2009 Performance-Based Restricted Stock Rights granted under the Ryder System, Inc. 2005 Equity Compensation Plan.
10.3	Terms and Conditions applicable to the 2009 Performance-Based Cash Awards granted under the Ryder System, Inc. 2005 Equity Compensation Plan.
10.4	The Ryder System, Inc. Executive Severance Plan, amended and restated effective as of January 1, 2009.
10.5	Amended and Restated Severance Agreement for Gregory T. Swienton, our Chairman and Chief Executive Officer, effective as of December 19, 2008.
10.6	Form of Amended and Restated Severance Agreement for our executive officers, effective as of December 19, 2008.
10.7	The Ryder System, Inc. Deferred Compensation Plan, as amended and restated as of January 1, 2009.
10.8	The Ryder System Benefit Restoration Plan, effective January 2, 2005.